QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Flowserve Corporation
List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Owned
Flowserve Argentina S.A.	Argentina	100%
Flowserve Australia Pty. Ltd.	Australia	100%
Flowserve (Austria) GmbH	Austria	100%
Flowserve FSD N.V.	Belgium	100%
Flowserve Belgium N.V.	Belgium	100%
Flowserve do Brasil Ltda.	Brazil	100%
Flowserve Ltda.	Brazil	100%
Valtek Registros, Ltda.	Brazil	100%
Flowserve Canada Corp.	Canada	100%
Flowserve Canada Holding Corp.	Canada	100%
Flowserve Canada Limited Partnership	Canada	100%
Flowserve Nova Scotia Holding Corp.	Canada	100%
Flowserve Chile S.A.	Chile	100%
Flowserve Shangai Limited	China	100%
Flowserve Colombia, Ltda.	Colombia	100%
Flowserve Europe Holding ApS	Denmark	100%
Flowserve Finance ApS	Denmark	100%
Naval OY (Finland)	Finland	100%
Flowserve Flow Control S.A.S.	France	100%
Flowserve France S.A.S.	France	100%
Flowserve Pleuger S.A.S.	France	100%
Flowserve Polyvalves S.A.S.	France	100%
Flowserve Pompes S.A.S.	France	100%
Flowserve Sales International S.A.S.	France	100%
Flowserve S.A.S.	France	100%
Argus GmbH & Co. K.G.	Germany	100%
Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	100%
Flowserve Ahaus GmbH	Germany	100%
Flowserve Essen GmbH	Germany	100%
Flowserve Dortmund Verwaltungs GmbH	Germany	100%
Flowserve Dortmund GmbH & Co. KG	Germany	100%
Flowserve Flow Control GmbH	Germany	100%
Gestra GmbH & Co. KG	Germany	100%
IDP Pumpen GmbH	Germany	100%
Ingersoll-Dresser Pumpen GmbH	Germany	100%
IPSCO GmbH	Germany	100%
Pleuger Worthington GmbH	Germany	100%
Audco India Ltd.	India	50%
Flowserve Microfinish Pumps Pvt. Ltd.	India	76%
Flowserve India Controls Pvt. Ltd.	India	100%
Flowserve Microfinish Valves Pvt. Ltd.	India	76%
Flowserve Sanmar Limited India	India	40%
Limitorque India Limited	India	24%
PT Flowserve	Indonesia	75%
Flowserve Spa	Italy	100%
Ingersoll-Dresser Pumps S.p.A.	Italy	100%

Worthington S.p.A.	Italy	100%
Flowserve Japan K.K.	Japan	100%
Niigata Equipment Maintenance Co., Ltd.	Japan	50%
Niigata Worthington Company Ltd.	Japan	50%
Flowserve SAAG Sdn Bhd	Malaysia	70%
Flowserve (Mauritius) Corporation	Mauritius	100%
Flowserve S.A. de C.V.	Mexico	100%
Fabromatic BV	Netherlands	100%
Flowserve B.V.	Netherlands	100%
Flowserve Global Lending BV	Netherlands	100%
Flowserve International B.V.	Netherlands	100%
Flowserve Repair & Services BV	Netherlands	100%
Flowserve Finance B.V.	Netherlands	100%
Flowserve Flow Control Benelux BV	Netherlands	100%
Flowserve New Zealand Limited	New Zealand	100%
Gestra Polonia SP. z.o.o.	Poland	100%
Flowserve Portuguesa Mecanismos de Controlo de Fluxos, Lda	Portugal	100%
Arabian Seals Company, Ltd.	Saudi Arabia	40%
Flowserve Abahsain Co. Ltd.	Saudi Arabia	60%
Flowserve Flow Control Pte Ltd	Singapore	100%
Flowserve Pte. Ltd.	Singapore	100%
Limitorque Asia Pte Ltd	Singapore	60%
Flowserve South Africa (Proprietary) Limited	South Africa	100%
Flowserve S.A.	Spain	100%
Flowserve Spain S.A.	Spain	100%
Gestra Espanola, S.A.	Spain	100%
Flowserve Sweden AB	Sweden	100%
NAF AB	Sweden	100%
Palmstierna International AB	Sweden	100%
Flowserve International S.A.	Switzerland	100%
Flowserve S.A.	Switzerland	100%
Ingersoll-Dresser Pump Services Sarl	Switzerland	100%
Flowserve (Thailand) Limited	Thailand	100%
Audco Limited	United Kingdom	100%
Flowserve Flow Control (U.K.) Ltd	United Kingdom	100%
Flowserve Flow Control Limited	United Kingdom	100%
Flowserve International Limited	United Kingdom	100%
Flowserve Limited	United Kingdom	100%
Flowserve Pumps Limited	United Kingdom	100%
Flowserve UK Finance Limited	United Kingdom	100%
Ingersoll-Dresser Pumps Newark Ltd.	United Kingdom	100%
IPSCO (UK) Limited	United Kingdom	100%
PMV Controls Limited	United Kingdom	100%
BW/IP New Mexico, Inc.	U.S.—New Mexico	100%
Flowcom Insurance Company, Inc.	United States—Hawaii	100%
Flowserve Holdings, Inc.	U.S.—Delaware	100%
Flowserve International, Inc.	U.S.—Delaware	100%
Flowserve Management Company (Business Trust)	U.S.—Delaware	100%
Flowserve U.S. Inc.	U.S.—Delaware	100%
PMV Inc	U.S.—Delaware	100%
Flowserve de Venezuela S.A.	Venezuela	100%
Hot Tapping & Plugging C.A.	Venezuela	100%

QuickLinks

  Exhibit 21.1
Flowserve Corporation List of Subsidiaries